UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported July 10th, 2020

Creative Waste Solutions, Inc
(Exact name of registrant as specified in its charter)

Nevada	333-140299	98-0425627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1440 NW 1st Court, Boca Raton, Florida	33432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (561)-943-5970

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) On January 1, 2020 the Company with the approval of its Board of Director sent a letter to De Leon & Company P.A, in which the Company terminated the client-auditor relationship between the company and De Leon & Company P.A, due to the untimely death of Mr. Julio De Leon.

There were no disagreements or adverse opinion on the reports issued by De Leon & Company P.A, for either of the Company’s most recent fiscal year end (September 2019) and through December 31st, 2019 (as defined in Item 304 of Regulation S-K) with De Leon & Company P.A, on any matter of accounting principles, practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of De Leon & Company P.A, would have caused it to make reference in connection with its opinion to the subject matter of the disagreement. The report of De Leon & Company P.A, did state that there was substantial doubt about the Company’s ability to continue as a going concern.

(b) Engagement of new independent registered public accounting firm.

On July 10th, 2020 our Board of Directors engaged Fiorello & Partners, Inc. as its independent registered accounting firm.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Creative Waste Solutions, Inc.

Date: July 14th, 2020	By:	/s/ Jared Robinson
Jared Robinson
President and Director

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